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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 1999

Commission file number:  0-20081


                PruTech Research and Development Partnership III
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             (Exact name of Registrant as specified in its charter)

California                                          77-0129484
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(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

One Seaport Plaza, 28th Floor, New York, NY                     10292
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (212) 214-3500

                                      N/A
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Former name, former address and former fiscal year, if changed since last report.

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Item 5 - Other Events

PruTech Research and Development Partnership III (the "Registrant") was recently advised by Forest Laboratories, Inc. ("Forest") that Forest has still not responded to the FDA's November 1998 non-approval letter relating to their application for Synapton. As a result, there is no expectation that the Registrant will receive any revenues from its royalty interest in Synapton. The
Registrant's royalty positions with Creative BioMolecules, Inc.
and Forest, both of which expire in December 1999, are deemed to have no value. As a result, the Registrant has been liquidated in accordance with its partnership agreement.
On November 12, 1999 the Registrant made a final liquidating distribution to the Unitholders of $23.26 per unit.
As this distribution to the Unitholders represented the final step in the dissolution and liquidation of the Registrant, R&D Funding Corp terminated the Registrant effective November
15, 1999 by filing a certificate of cancellation with the Secretary of State of the state of California.

Item 7 - Financial Statements and Exhibits

 (c) Exhibits

     2.1  Letter to Unitholders of PruTech Research and Development
          Partnership III

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                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PruTech Research and Development Partnership III

By:  R&D Funding Corp
     A Delaware corporation, General Partner

By: /s/ Brian J. Martin                               Date: November 15, 1999
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Brian J. Martin
President, Chief Executive Officer, Chairman of the
Board of Directors and Director for the Registrant

By:  R&D Funding Corp
     A Delaware corporation, General Partner


By: /s/ Steven Carlino                                 Date: November 15, 1999
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Steven Carlino
Vice President
Chief Accounting Officer for the Registrant